Exhibit 99.1

FOR IMMEDIATE RELEASE

Navidea Biopharmaceuticals Announces Underwritten Sale of Common Stock

DUBLIN, OHIO, January 30, 2013 — Navidea Biopharmaceuticals, Inc. (NYSE MKT: NAVB), a biopharmaceutical company focused on precision diagnostic radiopharmaceuticals, announced today that it has priced an underwritten sale of common stock in a transaction led by J.P. Morgan Asset Management and involving one other institutional investor. In the offering 1,542,389 shares were sold in an at market transaction at a price of $3.10 per share for gross proceeds of approximately $4.8 million. The net proceeds of the financing will be used to fund Navidea’s ongoing operations. The sale is expected to close on or about February 4, 2013, subject to the satisfaction of customary closing conditions.

“We are excited that J.P. Morgan Asset Management and another institution, premier investors in the biotechnology sector, have decided to establish meaningful positions in Navidea,” said Dr. Mark Pykett, President and CEO of Navidea. “Through our efforts to build relationships with potential institutional investors and catalyze interest in Navidea, we were presented with this targeted opportunity to expand our institutional base with outstanding investors. We are pleased to be able to capitalize on this opportunity to strengthen our shareholder base as we look forward to the approval of our first commercial radiopharmaceutical agent, Lymphoseek.”

Ladenburg Thalmann & Co. Inc., a subsidiary of Ladenburg Thalmann Financial Services Inc. (NYSE MKT: LTS), acted as the exclusive underwriter in connection with the offering. The shares described above are being offered pursuant to a shelf registration statement (File No. 333-173752) which was declared effective by the U.S. Securities and Exchange Commission (SEC) on May 9, 2011. A prospectus supplement related to the offering will be filed with the SEC. When filed with the SEC, copies of the prospectus supplement and the accompanying base prospectus relating to this offering may be obtained at the SEC's website at http://www.sec.gov or by contacting Ladenburg Thalmann & Co. Inc., 58 South Service Road, Suite 160, Melville, NY, Attention: George Mangione, (631) 270-1611 or GMangione@ladenburg.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, the shares in any state or other jurisdiction which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

NAVIDEA BIOPHARMACEUTICALS

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About Navidea

Navidea Biopharmaceuticals, Inc. (NYSE MKT: NAVB) is a biopharmaceutical company focused on the development and commercialization of precision diagnostics and radiopharmaceutical agents. Navidea is actively developing four radiopharmaceutical agent platforms – Lymphoseek®, NAV4694, NAV5001 and RIGScanTM – to help identify the sites and pathways of undetected disease and enable better diagnostic accuracy, clinical decision-making and, ultimately, patient care. Navidea’s strategy is to deliver superior growth and shareholder return by bringing to market novel radiopharmaceutical agents and advancing the Company’s pipeline through selective acquisitions, global partnering and commercialization efforts. For more information, please visit www.navidea.com.

The Private Securities Litigation Reform Act of 1995 (the Act) provides a safe harbor for forward-looking statements made by or on behalf of the Company. Statements in this news release, which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, anticipated clinical and regulatory pathways, the ability to obtain, and timing of, regulatory approvals of the Company’s products, the timing and anticipated results of commercialization efforts, and anticipated markets for the Company’s products, are forward-looking statements within the meaning of the Act. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, timing, cost and uncertainty of regulatory approvals for its drug candidates, and market acceptance of its products, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, risks of development of new products, and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

Contact:

Navidea Biopharmaceuticals, Inc. – Brent Larson, Sr. VP & CFO – (614) 822-2330

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